Exhibit 10.9

LOAN AND SECURITY AGREEMENT

between

REDBACK COIL TUBING LLC,

as Borrower, and

STILLWATER NATIONAL BANK AND TRUST COMPANY,

as Lender

October 14, 2013

Redback – Loan Agreement

Redback – Loan Agreement

i

7.10	Compliance with Laws	13
7.11	Compliance with Environmental Laws	13
7.12	Locations of Collateral	14
7.13	Financial Statements	14
7.14	Liabilities	14
7.15	Solvency	14
7.16	Foreign Assets Control Regulations, Etc.	14
7.17	Complete Disclosure	14

Section 8.	Affirmative Covenants	15
8.1	Payment of Indebtedness	15
8.2	Existence	15
8.3	Compliance with Laws; Licenses	15
8.4	Taxes	15
8.5	Collateral	15
8.6	Inspection	16
8.7	Insurance	16
8.8	Reporting Obligations	16

Section 9.	Negative Covenants	17
9.1	Existence of Liens	17
9.2	Restrictions on Debt	17
9.3	Sale of Assets	17
9.4	Changes in Structure	17
9.5	Distributions	18
9.6	Loans and Investments	18
9.7	Subsidiaries	18
9.8	Collection of Accounts	18

Section 10.	Financial Covenants and Definitions	18
10.1	Current Ratio	18
10.2	Minimum Tangible Net Worth	18
10.3	Funded Debt to EBITDA	18
10.4	Financial Definitions	18

Section 11.	Events of Default	19
11.1	Non-Payment of Loans	19
11.2	Breach of Financial Covenant	19
11.3	Breach of Covenant	19
11.4	Breach of Representation or Warranty	19
11.5	Change in Control	19
11.6	Destruction of Collateral	19
11.7	Insolvency	19
11.8	Dissolution	20
11.9	Levy Judgment	20
11.10	Cross-Default	20
11.11	Failure of Perfection	20

Redback – Loan Agreement

ii

Section 12.	Remedies	20

Section 13.	License	21

Section 14.	Miscellaneous	21
14.1	Failure or Indulgence Not Waiver	21
14.2	Modification	21
14.3	USA PATRIOT Act	21
14.4	Indemnification	21
14.5	Notices	22
14.6	Severability	22
14.7	Construction	22
14.8	Applicable Law	22
14.9	Assignability	22
14.10	Participations	23
14.11	Counterparts	23
14.12	Further Assurances	23
14.13	Attorneys’ Fees	23
14.14	Usury	23
14.15	Integration	23
14.16	Time	24
14.17	VENUE	24
14.18	WAIVER OF JURY TRIAL	24

Exhibit A:	Form of Borrowing Base Certificate
Exhibit B:	Form of Revolving Note
Exhibit C:	Form of Term Note
Exhibit D:	Form of Request for Revolving Loan Advance
Exhibit E:	Form of Request for Term Loan Advance
Exhibit F:	Form of Compliance Certificate

Schedule 7.12:	Locations of Collateral

Redback – Loan Agreement

iii

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of October 14, 2013, between Redback Coil Tubing LLC, a Delaware limited liability company (“Borrower”), and the Stillwater National Bank and Trust Company (“Lender”).

PRELIMINARY STATEMENTS

A. Borrower has requested that Lender grant to Borrower the credit accommodations set forth in this Agreement.

B. Lender has agreed to grant such credit accommodations, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements in this Agreement, and intending to be legally bound hereby, Lender and Borrower agree as follows:

Section 1. Definitions.

1.1 Defined Terms. Capitalized terms used in this Agreement (including all schedules and exhibits to this Agreement) and not otherwise defined have the meanings set forth in this Section 1.

“Applicable Rate” means, for each day, the interest rate (or, if greater, the minimum rate) set forth below for the ratio of Funded Debt to EBITDA as calculated in the most recent certificate delivered to Lender pursuant to Section 8.8(f). For the purpose of this definition, the “Prime Rate” is the rate published in the “Bonds, Rates & Yields” section of The Wall Street Journal on such day (or, if not published on such day, the first prior day on which such rate was published).

Funded Debt to EBITDA	Interest Rate	Minimum Rate
<3.00:1:00	Prime Rate	4.45%
≥3.00:1.00 and ≤4.00:1.00	Prime Rate plus 0.50%	4.95%
>4.00:1:00	Prime Rate plus 1.00%	5.45%

“Availability” is defined in Section 2.2.

“Borrower” is defined in the preamble to this Agreement.

“Borrowing Base” means, on any date of determination, an amount equal to 80% of the aggregate amount of Eligible Accounts at such date.

Redback – Loan Agreement

“Borrowing Base Certificate” means a certificate in the form of Exhibit A to this Agreement setting forth in reasonable detail the calculation of the Borrowing Base.

“Business Day” means any day other than a Saturday, Sunday, or a federal or state holiday or other day on which Lender or commercial banks in Oklahoma are customarily closed or are required to close under federal laws or the laws of the State of Oklahoma.

“Change in Control” means any event, transaction or series of transactions, whereby (a) at least 80% on a fully diluted basis of the economic and voting interest in Borrower cease to be owned and controlled, directly or indirectly, by Wexford Capital LP or one or more of its affiliates, (b) the majority of the seats on the board of directors (or similar governing body) of Borrower ceases to be occupied by persons who were members of the board of directors on the Closing Date, or (c) all or substantially all of the assets of Borrower are sold, leased or otherwise transferred.

“Closing Date” is defined in Section 5.1.

“Collateral” means all of Borrower’s Equipment, Inventory, Accounts, Chattel Paper, General Intangibles, Goods, Documents, Fixtures, Deposit Accounts, Instruments, Investment Property, Letter of Credit Rights, Software, Commercial Tort Claims1, money, and all other property of Borrower pledged as security for the Obligations in any Loan Document, in each case, whether owned now or acquired after the date of this Agreement, and including all proceeds thereof, all substitutions therefor, and all books and records related thereto.

“Collateral Access Agreement” means an agreement, in form and substance satisfactory to Lender, of any lessor of a premises where any of the Collateral is located by which the lessor agrees (a) to waive or subordinate any lien it may have on the Collateral, (b) to permit Lender to enter on the premises to inspect, store, sell or remove the Collateral, and (c) at the option of Lender, to occupy the premises and continue operation of Borrower’s business.

“Debt Service” is defined in Section 10.

“Debt Service Coverage Ratio” is defined in Section 10.

“EBITDA” is defined in Section 10.

“Eligible Account” means an Account owing to Borrower that meets, and continues to meet, each of the following requirements:

(a) It arises in the ordinary course of business from the final, bona fide sale of goods or the rendering of services that have been fully performed by Borrower.

(b) It is owned solely by Borrower and is subject to a perfected, first priority lien in favor of Lender.

[1]	Commercial Tort Claims must be described with specificity for a security interest to attach. If Borrower has any Commercial Tort Claims reference should be made to a schedule that describes each one.

Redback – Loan Agreement

(c) It is the valid, legally enforceable and unconditional obligation of the account debtor and is not subject to the fulfillment of any condition or to any counterclaim, offset, credit, allowance, discount, rebate or any other adjustment.

(d) There is no bankruptcy, insolvency or liquidation proceeding pending by or against the account debtor or any of its affiliates.

(e) The account debtor is a resident or citizen of, and is located within, the United States of America and the Account is denominated in United States Dollars.

(f) The account debtor is not the United States of America or any state or local government, or any department, agency or instrumentality thereof.

(g) It is evidenced by an invoice or signed field ticket delivered to the account debtor and is not more than 90 days past the original invoice date or the date of the signed field ticket, as applicable.

(h) It is not an Account owing by an account debtor, more than 10% of whose Accounts owing to Borrower are ineligible because they are more than 90 days past the original invoice date.

(i) It is not an Account owing by an affiliate, officer, director or employee of Borrower. For the purposes of this clause (i), “affiliate” shall exclude any Person that is affiliate solely as a result of being controlled, directly or indirectly, by Wexford Capital, L.P., provided that no entity or individual serves as an executive officer or in an equivalent management capacity (as determined by Lender in its sole discretion) for both of Borrower and such Person.

(j) Unless the account debtor is specified in paragraph (k) of this definition or as otherwise may be approved in writing by Lender, it is not an Account where the aggregate amount of all Accounts owing by the account debtor exceed 25% of all Eligible Accounts; provided, however, that only those Accounts in excess of 25% of all Eligible Accounts shall be ineligible pursuant to this clause.

(k) If it is an Account for which the account debtor is Apache Corporation, or any entity controlled by, controlling or under common control with any such Person, it is not an Account where the aggregate amount of all Accounts owing by such account debtor exceed (i) for any calendar month through and including the month ending June 30, 2014, 50% of all Eligible Accounts, (ii) for the calendar month ending July 31, 2014 through and including the calendar month ending September 30, 2014, 35% of all Eligible Accounts, and (iii) for each calendar month thereafter, 25% of all Eligible Accounts, provided however, that only those Accounts in excess of the applicable percentage shall be ineligible pursuant to this clause.

(l) It is not an Account that has been declared ineligible in the good faith credit judgment of Lender.

“Environmental Laws” means all laws, rules, regulations and orders of any governmental authority relating to public health (but excluding occupational safety and health) or the

Redback – Loan Agreement

protection or pollution of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, the Clean Water Act, and the Resource Conservation and Recovery Act.

“Funded Debt” is defined in Section 10.4.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Indebtedness” means (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including capital leases, but excluding payroll and trade payables (including, but not limited to audit bills, general supplies, or similar expenses) incurred and being paid in the ordinary course of business, (b) all contingent obligations and (c) all reimbursement obligations in connection with letters of credit issued.

“Loans” means the Term Loan and the Revolving Loans, collectively.

“Loan Documents” means this Agreement, the Notes, all financing statements perfecting a security interest under the Uniform Commercial Code, each other agreement, document or instrument executed pursuant to any of the foregoing, and all renewals and extensions of, or amendments or supplements to, or restatements of, any of the foregoing from time to time in effect.

“Lock box” means Post Office Box 25887, Oklahoma City, Oklahoma 73125, or any successor to such Post Office Box that is designated by Borrower and Lender as the “Lockbox” hereunder, and which is designated by Borrower on invoices as the point of remittance for all payments on Accounts.

“Material Adverse Effect” means any set of circumstances or events that (a) would have any material adverse effect upon the validity or enforceability of any of the Loan Documents, (b) is or could reasonably be expected to become material and adverse to the business condition or prospects (financial or otherwise), assets, properties, or operations of Borrower, (c) could reasonably be expected to materially impair the ability of Borrower to fulfill its obligations under the Loan Documents, or (d) causes an Event of Default or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default.

“Notes” means the Term Note and the Revolving Note.

“Obligations” means all obligations, liabilities and indebtedness (monetary or otherwise, including post-petition and default interest, whether allowed or not) of Borrower arising under this Agreement or any other Loan Document and all other obligations of Borrower to Lender of any nature whatsoever, including, without limitation, for principal, interest, fees, costs, expenses, indemnification, and legal fees, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

“Operating Account” means deposit account number 3000580 maintained by Borrower with Lender, or any successor to such account that is designated as the “Operating Account” hereunder by Borrower and Lender.

Redback – Loan Agreement

“Permitted Indebtedness” means the Obligations and each of the following:

(a) trade payables arising in the ordinary course of business; and

(b) contingent obligations (i) arising from endorsements of payment items for collection or deposit in the ordinary course of business or (ii) incurred in the ordinary course of business with respect to surety, appeal or performance bonds or other similar obligations; and

(c) unsecured Indebtedness or Indebtedness secured by equipment purchased from the proceeds of such Indebtedness in an aggregate amount not exceeding $300,000.00 outstanding at any time without Lender’s prior written consent.

“Permitted Liens” means liens in favor of Lender and each of the following:

(a) liens for taxes not yet due and payable, or which are being diligently contested in good faith by proper proceedings;

(b) mechanics, warehouseman’s, and other similar liens arising in the ordinary course of business for obligations not yet due and payable;

(c) easements, rights-of-way, restrictions, covenants and other agreements with respect to real property that do not secure any monetary obligation and do not materially interfere with Borrower’s business;

(d) normal and customary rights of setoff upon deposits in favor of depository institutions, and liens of a collecting bank on payment items in the course of collection;

(e) liens securing Indebtedness permitted by clause (c) of the definition of “Permitted Indebtedness.”

“Person” means, whether or not capitalized, any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, governmental authority or other entity of any nature.

“Revolving Loans” is defined in Section 2.2.

“Revolving Loan Maturity Date” means October 9, 2014.

“Revolving Note” means a promissory note in the form of Exhibit B evidencing the Revolving Loans.

“Solvent” means, with respect to Borrower, that (a) the present fair salable value of the assets of Borrower is not less than the amount that will be required to pay all of Borrower’s debts (including contingent, unmatured and unliquidated liabilities), (b) Borrower is able to pay (and is actually paying) all of its debts as they mature, (c) Borrower will not have an unreasonably small capital in relation to its business or with respect to any contemplated transaction and (d)

Redback – Loan Agreement

Borrower has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any of the Loan Documents, or made any conveyance in connection with the Loan Documents, with actual intent to hinder, delay or defraud either present or future creditors of Borrower.

“Term Loan” is defined in Section 2.1.

“Term Loan Maturity Date” means October 14, 2017.

“Term Note” means a promissory note in the form of Exhibit C evidencing the Term Loan.

“UCC” means the Uniform Commercial Code, as amended and in effect in the State of Oklahoma.

1.2 UCC Terms. The following capitalized terms shall have the meanings set forth in the UCC: Equipment, Inventory, Accounts, Chattel Paper, General Intangibles, Goods, Documents, Fixtures, Deposit Accounts, Instruments, Investment Property, Letter-of-credit Rights, Software, and Commercial Tort Claims.

Section 2. The Loans.

2.1 Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make an advancing term loan to Borrower in the original principal amount of up to $8,000,000 (the “Term Loan”). Principal amounts of the Term Loan that are repaid may not be reborrowed.

2.2 Revolving Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more revolving loans (the “Revolving Loans”) to Borrower in an aggregate amount not to exceed the lesser of (a) the Borrowing Base in effect from time to time or (b) $3,000,000 (the “Availability”). The Revolving Loans may be repaid and reborrowed as set forth in this Agreement.

2.3 Notes. The Term Loan shall be evidenced by the Term Note. The Revolving Loans shall be evidenced by the Revolving Note.

2.4 Loan Purposes. Proceeds of the Term Loan shall be used for the purchase of equipment. Proceeds of the Revolving Loans shall be used for general working capital purposes and to refinance existing indebtedness of Borrower on the Closing Date.

Section 3. Interest.

3.1 Subject to Sections 3.2, 3.3, and 14.14, the unpaid principal of the Loans shall bear interest at the Applicable Rate in effect from time to time.

3.2 Subject to Sections 3.3 and 14.14, upon the occurrence and during the continuance of an Event of Default, the unpaid principal of the Loans shall bear interest at the rate of 15% per annum.

Redback – Loan Agreement

3.3 Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

Section 4. Payment.

4.1 Payments of Obligations.

(a) Term Loan.

(i) Interest-Only Payments. Commencing on November 14, 2013, and on the 14th day of each month thereafter, through and including June 14th, 2014, Borrower shall make monthly payments of all accrued and unpaid interest on the Term Loan.

(ii) Principal and Interest Payments. Commencing on July 14, 2014 (the “Amortization Start Date”), and on the 14th day of each month thereafter, Borrower shall make monthly payments of principal and interest (the “Amortizing Payments”) on the Term Loan. Amortizing Payments shall be in a fixed amount for each year, commencing on the Amortization Start Date and on each anniversary thereof (each a “Payment Reset Date’’), based on a 40-month amortization (commencing on the Amortization Start Date) of the projected principal balance of the Term Loan on the Payment Reset Date at the Applicable Rate, in each case, as determined on the date that is 45 days prior to the Payment Reset Date (or, if such date is not a Business Day, the next succeeding Business Day). Amortizing Payments shall be applied first to accrued and unpaid interest, and then to outstanding principal. A final payment of all outstanding Obligations owing with respect to the Term Loan shall be due and payable on the Term Loan Maturity Date.

(b) Revolving Loans. Commencing on November 14, 2013, and on the 14th of each month thereafter, Borrower shall make payments of accrued and unpaid interest with respect to the Revolving Loans. A final payment of all outstanding Obligations owing with respect to the Revolving Loans shall be due and payable on the Revolving Loan Maturity Date.

(c) Other Obligations. All other Obligations owing from Borrower to Lender from time to time pursuant to the Loan Documents shall be payable on demand, but in any event shall be due and payable on the Maturity Date.

4.2 Manner of Payments. All payments of Obligations shall be made in United States Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without any deduction for) taxes, in immediately available funds at the office specified by Lender not later than 12:00 p.m., Oklahoma City, Oklahoma time on the date due. Funds received after such hour shall be deemed to have been received on the following Business Day.

4.3 Payment Authorization. In the event a payment is late or an Event of Default occurs, Borrower authorizes Lender, in its sole discretion, to charge any of Borrower’s accounts to make any payments of principal and interest.

4.4 Voluntary Prepayment. Borrower may prepay to the Lender the Obligations at any time without penalty.

Redback – Loan Agreement

4.5 Mandatory Prepayments.

(a) Asset Sale. On any date on which Borrower receives proceeds from any sale of any of the Collateral (other than inventory in the ordinary course of business), Borrower shall apply an amount equal to 100% of such proceeds to the prepayment of the Obligations. This Section 4.5(a) shall not be construed to permit any sale of Collateral not otherwise permitted by this Agreement.

(b) Casualty Events. Not later than three Business Days following the receipt by Borrower of the proceeds of insurance, any condemnation award, or other compensation in respect of any loss or damage to, or any condemnation or other taking of property, Borrower shall apply an amount equal to 100% of such proceeds, net of reasonable and customary costs associated with the recovery of such proceeds, to the prepayment of the Loans. Notwithstanding the foregoing, if the proceeds of any loss or condemnation are less than $1,000,000, Borrower may request the insurance proceeds, condemnation award or other compensation be placed in a restricted account and used by Borrower to repair or replace the applicable property.

(c) Appraisal. If the equipment to be purchased from the proceeds of a Term Loan advance is used equipment, within 60 days following such advance, Borrower shall provide Lender with an appraisal of such equipment prepared by a reputable appraisal firm reasonably acceptable to Lender. If the amount of the advance exceeded 80% of the appraised value of the equipment, Borrower shall promptly prepay the Term Loan in an amount equal to such excess.

(d) Overadvance. If the aggregate principal balance of the Revolving Loans exceeds the Availability, Borrower shall prepay the Revolving Loans in the amount of the excess not later than the first Business Day following Borrower’s knowledge of the excess.

4.6 Fees.

(a) Origination Fee. On the Closing Date, Borrower shall pay to Lender an origination fee in the amount of $55,000.

(b) Late Fees. If Borrower makes any payment of the Obligations more than 10 days past the due date for such payment, Borrower shall pay a late fee in the amount equal to the lesser of (i) 10% of the amount of the unpaid Obligations or (ii) $500.00; provided that the late fee shall not be less than $50.00. Payment of the late fee shall not cure the Event of Default resulting from any late payment of the Obligations.

Section 5. Conditions Precedent.

5.1 Conditions to Initial Loans. Lender shall not be obligated to make any Loans until the date (the “Closing Date”) on which the following conditions have been satisfied or waived by Lender:

(a) No Event of Default. No Event of Default shall exist or result from the making of the Loans, and no event shall have occurred, or shall occur with the making of the Loans, that with the giving of notice or passage of time, or both, would constitute an Event of Default.

Redback – Loan Agreement

(b) Representations and Warranties. The representations and warranties in this Agreement shall be true and accurate as of the Closing Date.

(c) Documents. The Loan Documents shall be duly authorized, executed, and delivered to Lender.

(d) Collateral Access Agreement. Lender shall have received a Collateral Access Agreement with respect to its Elk City, Oklahoma and Yukon, Oklahoma locations and each other location that is not owned by Borrower where any material item of tangible Collateral is located or is anticipated to be located.

(e) Certificates of Insurance. Lender shall have received the certificates of insurance referred to in Section 8.7.

(f) Financing Statement. A UCC-1 financing statement naming Borrower as debtor and Lender as secured party shall be properly filed with the Secretary of State of the State of Delaware, and Borrower shall have provided to Lender such evidence as Lender may require to evidence the first priority of Lender’s security interest.

(g) Certificate of Title. Lender shall have recorded its lien on the certificate of title of each item of Equipment subject to a certificate of title.

(h) Equipment Inventory. Lender shall have received an inventory of all of Borrower’s Equipment.

(i) Secretary’s Certificate. Lender shall have received a certificate of the secretary, manager or other responsible officer of Borrower certifying (i) copies of Borrower’s organizational documents, (ii) copies of resolutions of the members or managers, as applicable, of Borrower authorizing the transactions contemplated in this Agreement and the other Loan Documents, and (iii) the title, name and signature of each person authorized to sign the Loan Documents on behalf of Borrower.

(j) Certificate of Good Standing. Lender shall have received a certificate of the Secretary of State of the State of Delaware certifying the existence and good standing of Borrower in the State of Delaware.

(k) [Reserved]

(1) Fees and Expenses. Borrower shall have paid all fees and expenses required by the Loan Documents to be paid by Borrower, which shall include Lender’s expenses incurred in preparation and negotiation of this Agreement and the other Loan Documents, including Lender’s legal fees. This condition shall be deemed satisfied by Borrower’s payment of all fees and expenses set forth on a fee schedule to be delivered by Lender to Borrower prior to the Closing Date.

Redback – Loan Agreement

(m) Anti-Money Laundering. Lender shall have received all documentation and information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the United States PATRIOT Act.

(n) Other Documents. Lender shall have received such other agreements, documents, instruments and certificates as it may reasonably request.

5.2 Conditions to Subsequent Revolving Loans. Lender shall not be required to make any subsequent Revolving Loan unless the following conditions are satisfied:

(a) No Event of Default. No Event of Default shall exist or result from the making of the Revolving Loan and no event shall have occurred, or occur with the making of the Revolving Loan, that with the giving of notice or passage of time, or both, would constitute an Event of Default.

(b) Representations and Warranties. The representations and warranties in this Agreement shall be true and accurate as of the date of the Revolving Loans.

(c) Request for Advance; Borrowing Base Certificate. Not later than two Business Days prior to the date of the Revolving Loan, Lender shall have received (i) a duly executed request for the Revolving Loan in the form of Exhibit D to this Agreement and (ii) a duly executed Borrowing Base Certificate.

(d) Other Documents. Lender shall have received such other agreements, documents, instruments and certificates as it may reasonably request.

(e) Material Adverse Effect. No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

(f) No Overadvance. After the making of such Revolving Loan, the aggregate principal amount of all Revolving Loans shall not exceed the Availability.

5.3 Conditions to Term Loan Advance. Lender shall not be required to make any advance with respect to the Term Loan unless the following conditions are satisfied:

(a) No Event of Default. No Event of Default shall exist or result from the making of the Loan and no event shall have occurred, or occur with the making of the advance, that with the giving of notice or passage of time, or both, would constitute an Event of Default.

(b) Representations and Warranties. The representations and warranties in this Agreement shall be true and accurate as of the date of the advance.

(c) Request for Advance. Not later than two Business Days prior to the date of the advance, Lender shall have received a duly executed request for the advance in the form of Exhibit E to this Agreement and attached invoices (or such other documentation as Lender may reasonably require) for the equipment to be purchased from the proceeds of the advance.

Redback – Loan Agreement

(d) [Reserved].

(e) Advance Rate. The advance shall be in an amount not exceeding: (i) if the Debt Service Coverage Ratio is less than 1.20:1.00, 80% of the invoiced amount for equipment to be purchased from the proceeds of such advance or (ii) if the Debt Service Coverage Ratio is greater than 1.20:1.00, 100% of such amount.

(f) Perfection. If any equipment to be purchased from the proceeds of the advance are subject to a certificate of title, Lender, in its sole discretion, shall have recorded its lien on such certificate of title.

(g) Other Documents. Lender shall have received such other agreements, documents, instruments and certificates as it may reasonably request.

(h) Material Adverse Effect. No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

Section 6. Collateral.

6.1 Grant of Security Interest. To secure the prompt payment and performance of all Obligations, Borrower hereby grants to Lender a lien and continuing security interest in all of the Collateral.

6.2 Cross-Collateralization; Cross-Default. The Loans are cross-collateralized and cross-defaulted.

6.3 No Assumption of Liability. The security interest granted by this Agreement is given as security only and shall not subject Lender to, or in any way modify, any obligation or liability of Borrower relating to any of the Collateral.

6.4 Agreements Regarding Accounts. At any time, regardless of the existence of a default and without notice to Borrower, Lender may give notice to any or all account debtors of the assignment of Borrower’s Accounts to Lender and require that the Accounts be paid directly to Lender whether or not the amounts owed to the Borrower by the account debtors so notified exceed the amount of the Obligations.

6.5 Further Assurances. Promptly upon request, Borrower shall deliver such instruments, assignments, title certificates or other documents or agreements, and shall take such actions as Lender deems appropriate to evidence or perfect its lien and security interests in any of the Collateral, or otherwise to give effect to the intent of this Agreement.

6.6 Payments on Accounts; Lockbox.

(a) Payments on Accounts. Within 30 days of the Closing Date, Borrower will direct all of its account debtors (other than those account debtors that have already received invoices, solely with respect to such invoices) to remit payments with respect to Accounts to the Lockbox.

Redback – Loan Agreement

(b) Invoices. Within 30 days of the closing date, all of Borrower’s invoices will include the Lockbox address with instructions to remit payments to the Lockbox. Borrower will not revoke or alter such instructions without Lender’s prior written consent.

(c) Payments Received at Offices. All payments on Accounts received at the offices of Borrower shall be promptly, but in any event within two Business Days, remitted to the Lockbox.

(d) Processing.

(i) Daily Processing. On each day, Lender shall (and is hereby authorized by Borrower to) open and process all mail received in the Lock box.

(ii) Improper or Returned Items. Any instrument processed by Lender pursuant to this Agreement that is improper or otherwise appears to Lender to not be payable in a proper manner will be forwarded to Borrower and not processed as described above.

(iii) Notation of Items. Any instrument noticed by Lender to contain a notation that it is tendered as full payment of all obligations due to the Borrower from the maker shall be deposited (and Lender is hereby directed by Borrower to deposit such instrument) into the Operating Account. Borrower agrees that receipt of a copy of any instrument containing any such notation is sufficient notification thereof.

Section 7. Representations and Warranties. Borrower represents and warrants to Lender as follows:

7.1 Legal Status. Borrower is a limited liability company duly formed and existing in good standing under the laws of the State of Delaware. Borrower is qualified or licensed to do business, and is in good standing as a foreign limited liability company in Oklahoma and each of the jurisdictions in which the failure to so qualify or to be so licensed would reasonably be expected to have a Material Adverse Effect.

7.2 Subsidiaries. Borrower does not own any voting or economic interests in any other Person.

7.3 Authorization and Validity. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary organizational action. Each Loan Document is an enforceable obligation of Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

Redback – Loan Agreement

7.4 No Conflict. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents do not and will not:

(a) conflict with the terms of the certificate of formation or limited liability company agreement of Borrower;

(b) violate any provision of any judgment, decree, or order of any court or governmental authority by which Borrower is bound, or any provision of any law or regulation applicable to Borrower;

(c) result in a breach of, or constitute a default under, any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound, except where such breach of or default under would not reasonably be expected to have a Material Adverse Effect; or

(d) result in or require the imposition of any lien or encumbrance on any of Borrower’s property.

7.5 No Consents. The execution, delivery, and performance by Borrower of this Agreement do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other Person.

7.6 Indebtedness. Borrower has no outstanding Indebtedness, except Permitted Indebtedness.

7.7 Title to Properties. Borrower has, as applicable, good, marketable and indefeasible title to (or valid leasehold interests in) all of its material real and personal property free and clear of all liens, charges, security interests and other encumbrances, except Permitted Liens.

7. 8 Taxes. Borrower has filed all federal, state and local tax returns and other reports that Borrower is required by law to file, and has paid, or made provision for the payment of, all taxes upon it, its income and its properties that are due and payable, except to the extent (a) being contested diligently and in good faith by proper proceedings, (b) that would not have a Material Adverse Effect if such proceedings were to be adversely determined and (c) that Borrower has delivered written notice thereof to Lender.

7.9 Litigation. There are no suits, proceedings, claims, or disputes pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of Borrower’s assets or properties that (a) relate to any of the Loan Documents or the transactions contemplated thereby or (b) if adversely determined, could reasonably be expected to have a Material Adverse Effect.

7.10 Compliance with Laws. Borrower is in compliance in all material respects with all laws and regulations applicable to Borrower, its business and its properties.

7.11 Compliance with Environmental Laws. None of Borrower’s past or present operations or properties is subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. Borrower has not received any notice of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any release, environmental pollution or hazardous materials.

Redback – Loan Agreement

7.12 Locations of Collateral. Schedule 7.12 sets forth an accurate and complete list of each location where any material items of tangible Collateral are stored.

7.13 Financial Statements. The most recent balance sheet of Borrower and the related financial statements provided to Lender are materially complete and correct and fairly present the financial condition of Borrower as at the dates thereof in accordance with GAAP. Since December 31, 2012, no events have occurred that alone or together with other events have had or would reasonably be expected to have a Material Adverse Effect.

7.14 Liabilities. Borrower has no material liabilities, fixed or contingent, that are not reflected in the financial statements delivered to Lender or that have not otherwise been disclosed in writing to Lender.

7.15 Solvency. Borrower is Solvent.

7.16 Foreign Assets Control Regulations, Etc.

(a) Neither the receipt by Borrower of the proceeds of the Loans nor Borrower’s use of the proceeds of the Loans will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) The Borrower (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Executive Order No. 13,244 of September 24, 2011 and (ii) does not engage in any dealings or transactions with any such Person. Borrower is compliance, in all material respects, with the USA PATRIOT Act.

(c) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to Borrower.

7.17 Complete Disclosure. No Loan Document contains any untrue statement of a material fact or fails to disclose any material fact. Borrower has not failed to disclose to Lender in writing any fact or circumstance that could reasonably be anticipated to have a Material Adverse Effect.

Redback – Loan Agreement

Section 8. Affirmative Covenants. Until all Obligations have been satisfied in full, Borrower shall comply with the following covenants:

8.1 Payment of Indebtedness. Borrower shall promptly pay all of its Indebtedness as it becomes due, except to the extent that any such Indebtedness (other than the Obligations) is being contested diligently and in good faith and for which reserves or other provisions (if any) required by GAAP shall have been made.

8.2 Existence. Borrower shall do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its existence and comply with the provisions of its organizational documents.

8.3 Compliance with Laws; Licenses. Borrower shall comply in all material respects with all laws, rules, regulations and orders applicable to Borrower, its business or its properties. Borrower shall maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business.

8.4 Taxes. Borrower shall pay when due all federal, state and local taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, except, to the extent contested diligently and in good faith by proper proceedings that stay the imposition of any penalty, fine or lien resulting from the nonpayment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

8.5 Collateral.

(a) Location of Collateral. Except for items of Collateral that are in transit or located at a project site, Borrower shall maintain all material items of Collateral at a location that is either owned by Borrower or leased by Borrower and subject to a Collateral Access Agreement.

(b) Records with Respect to Collateral. Borrower shall keep accurate and complete records of the Collateral, including acquisitions and dispositions of Collateral, and shall submit the records to Lender upon request.

(c) Defense of Title to Collateral. Borrower shall, at all times, defend Borrower’s title to the Collateral and the lien of Lender in the Collateral against all Persons, claims and demands.

(d) Disposition of Collateral. Except for the sale of inventory in the ordinary course of business, Borrower shall not sell, lease or otherwise dispose of any Collateral without the prior written consent of Lender, other than replacement of Collateral that is worn, damaged or obsolete with items of like function and value, if the replacement Collateral is acquired substantially contemporaneously with such disposition and is free of liens.

(e) Condition of Collateral. Borrower shall maintain all Collateral in good operating condition and repair, and make all necessary replacements and repairs so that the value and operating efficiency of the Collateral shall be preserved at all times, reasonable wear and tear excepted. Borrower shall keep all Collateral from being affixed to any real property.

Redback – Loan Agreement

(f) Deposit Accounts. Borrower shall maintain all of its Deposit Accounts with Lender.

8.6 Inspection. Borrower shall permit Lender from time to time, subject (except where a default exists) to reasonable notice, to visit and inspect the Collateral and the other properties and operations of Borrower, inspect and audit Borrower’s books and records, and discuss Borrower’s business, assets, prospects and results of operations with its officers, employees, agents, accountants and advisors. Borrower will reimburse Lender for all its reasonable charges, costs and expenses incurred in connection with any of the foregoing.

8.7 Insurance. Borrower shall maintain and keep in force the insurance policies reasonably required by Lender from time to time. The insurance policies of Borrower shall contain an endorsement, in form and substance satisfactory to Lender, describing Lender as additional insured or loss payees, as applicable, and providing that the insurance company shall give Lender 30 days prior written notice (10 days in the event of cancellation for non-payment of premiums) before such policies are altered, canceled or expired.

8.8 Reporting Obligations.

(a) Monthly Reports. Within 30 days after the close of each calendar month, Borrower shall provide to Lender an unaudited balance sheet of Borrower and the related statements of income and shareholders’ equity for such month, together with a certification by Borrower’s responsible financial officer that such financial statements are complete and correct, present the financial conditions at the end of such period and the results of its operation during such period in accordance with GAAP, consistently applied, and certifying, in a form satisfactory to Lender, that Borrower has not been and is not then in default as to any of the covenants contained in this Agreement or any of the Loan Documents and that there was no known Event of Default (or specifying those Events of Default of which he or she is aware).

(b) Quarterly Reports. Within 60 days after the close of each fiscal quarter of Borrower, Borrower shall provide to Lender an unaudited balance sheet of Borrower and the related statements of income and shareholders’ equity for such fiscal quarter, together with a certification by Borrower’s responsible financial officer that such financial statements are complete and correct, present the financial conditions at the end of such period and the results of its operation during such period in accordance with GAAP, consistently applied, and certifying, in a form satisfactory to Lender, that Borrower has not been and is not then in default as to any of the covenants contained in this Agreement or any of the Loan Documents and there was no known Event of Default (or specifying those Events of Default of which he or she is aware).

(c) Annual Reports. Within 120 days after the close of each fiscal year of Borrower, Borrower shall provide to Lender an audited balance sheet of Borrower and the related statements of income and shareholders’ equity for such fiscal year, together with a certification by Borrower’s responsible financial officer that such financial statements are complete and correct, present the financial conditions at the end of such period and the results of its operation during such period in accordance with GAAP, consistently applied, and certifying, in a form satisfactory to Lender, that Borrower has not been and is not then in default as to any of the covenants contained in this Agreement or any of the Loan Documents and there was no known Event of Default (or specifying those Events of Default of which he or she is aware).

Redback – Loan Agreement

(d) Tax Returns. Within 10 days of the filing of each of Borrower’s annual state or federal tax returns, Borrower shall provide to Lender a true and correct copy of such tax return.

(e) Borrowing Base Certificate. Not later than the 30th day of each calendar month, Borrower shall deliver to Lender a Borrowing Base certificate calculating the Borrowing Base as at the end of the immediately preceding calendar month.

(f) Compliance Certificate. Together with each quarterly report delivered pursuant to Section 8.8(b), Borrower shall deliver to Lender a duly completed and executed compliance certificate in the form of Exhibit F.

(g) Notice of Litigation. Immediately following Borrower’s knowledge thereof, Borrower shall deliver to Lender written notice of any litigation that is pending or threatened against Borrower that, if adversely determined, would have a Material Adverse Effect.

(h) Notice of Default. Immediately following Borrower’s knowledge of any default or Event of Default under any Loan Document, Borrower shall deliver to lender written notice of the default or Event of Default together with a reasonably detailed description thereof.

(i) Other Information. Promptly upon request, Borrower shall provide Lender with any other information or reports that Lender reasonably requests.

Section 9. Negative Covenants. Borrower covenants and agrees with Lender, so long as the Obligations remain outstanding, as follows:

9.1 Existence of Liens. Borrower shall not create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement, or any other arrangement having the practical effect of the foregoing on any of the assets of Borrower, except for Permitted Liens.

9.2 Restrictions on Debt. Borrower shall not create, incur, or suffer to exist any Indebtedness, other than Permitted Indebtedness.

9.3 Sale of Assets. Borrower shall not sell, transfer, convey, or otherwise dispose of, whether pursuant to a single transaction or a series of transactions, any of its material assets.

9.4 Changes in Structure. Without Lender’s prior written consent, Borrower shall not: (a) merge or consolidate with any Person (or enter into any merger or consolidation agreement or plan), or permit any such merger or consolidation with it; (b) sell all or substantially all of its assets; (c) make any material change in the nature of or manner in which it conducts its business; (d) amend its certificate of formation or limited liability company agreement; (e) issue any Indebtedness convertible into any equity interest; (f) issue any equity interests or rights convertible into equity interests; or (g) agree to do any of the foregoing.

Redback – Loan Agreement

9.5 Distributions. Without Lender’s prior written consent, Borrower shall not pay any dividends, or make any distributions or similar payments, or incur or permit to exist any lien or restriction on any such payments.

9.6 Loans and Investments. Borrower shall not make any loans to, or investments in, any Person, except for (a) advances to employees for travel expenses and similar items in the ordinary course of business and (b) extensions of trade credit in the ordinary course of business.

9.7 Subsidiaries. Borrower shall not form or acquire any subsidiary.

9.8 Collection of Accounts. Borrower will collect its Accounts in the ordinary course of business, and will not make any discount, credit, rebate or other reduction in the original amount owing except, prior to an Event of Default, for ordinary course reductions in accordance with Borrower’s existing policies.

Section 10. Financial Covenants and Definitions. Borrower agrees as follows:

10.1 Current Ratio. Borrower shall not permit the ratio of Borrower’s current assets to current liabilities (in each case, as determined in accordance with GAAP) to be less than 1.20:1.00 as of the end of any fiscal quarter of Borrower.

10.2 Minimum Tangible Net Worth. Borrower shall maintain a Tangible Net Worth of not less than $15,000,000.

10.3 Funded Debt to EBITDA. Borrower shall not permit the ratio of Funded Debt to EBITDA for the prior twelve-month period to be greater than 4.00:1:00 as of the end of any fiscal quarter of Borrower, commencing with the fiscal quarter ending June 30, 2014.

10.4 Financial Definitions.

(a) “Debt Service” means, for any period, the sum, for the Borrower, of the following: (i) all regularly scheduled payments or prepayments of principal of Indebtedness (including the principal component of any payment in respect of capital lease obligations) made during such period plus (ii) interest charges for such period.

(b) “Debt Service Coverage Ratio” means, as at any date, the ratio of (i) EBITDA for the period of four fiscal quarters ending on, or most recently ended prior to, such date to (ii) Debt Service for such four fiscal quarter period.

(c) “EBITDA” means, for any period, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, and any extraordinary gains (in each case, to the extent included in determining net income).

Redback – Loan Agreement

(d) “Funded Debt” means, as to Borrower, (i) Indebtedness of Borrower for borrowed money; (ii) the principal portion of all obligations of Borrower under capital leases; (iii) the maximum undrawn face amount of all letters of credit, acceptances or similar obligations issued or created for the account of Borrower; (iv) all obligations to guaranty Indebtedness of another Person of the type set forth in clauses (i) through (iii) of this definition; and (v) all Indebtedness of another Person of the type set forth in clauses (i) through (iv) above that is secured by a lien on any property owned by Borrower.

(e) “Tangible Net Worth” means, as at any date, (i) the sum for Borrower (as determined in accordance with GAAP) of the amounts that would, in conformity with GAAP, be included under “shareholder’s equity” (or any like caption) on the balance sheet of Borrower as at such date, minus (ii) the net book value of all assets of the Borrower that would be treated as intangibles under GAAP, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, franchises, copyrights, licenses, service marks, rights with respect to the foregoing and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs).

Section 11. Events of Default. The occurrence of any of the following shall constitute an “Event of Default:”

11.1 Non-Payment of Loans. The failure of Borrower to pay any principal, interest or other Obligation due under any of the Loan Documents when due and payable, and such failure continues for three Business Days.

11.2 Breach of Financial Covenant. A default by Borrower in any of the covenants set forth in Section 10 of this Agreement.

11.3 Breach of Covenant. The failure of Borrower to perform or observe any other covenant or agreement set forth herein or in any of the other Loan Documents and such failure continues for three Business Days.

11.4 Breach of Representation or Warranty. Any representation, statement, certificate, schedule, or report made or furnished to Lender by or on behalf of Borrower in connection with this Agreement or otherwise being or becoming false in any material respect.

11.5 Change in Control. The occurrence of any Change in Control.

11.6 Destruction of Collateral. A loss, theft, damage or destruction occurs with respect to any Collateral, and the amount not covered by insurance exceeds $50,000.

11.7 Insolvency. The occurrence of any of the following: (a) Borrower shall cease to be Solvent; (b) Borrower shall admit in writing its inability to pay its debts as they mature; (c) Borrower makes an assignment for the benefit of creditors; or (d) if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within 30 days of the filing thereof.

Redback – Loan Agreement

11.8 Dissolution. Any order, judgment, or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of 30 days; or Borrower shall otherwise dissolve or cease to exist.

11.9 Levy Judgment. An attachment or garnishment writ, or the like, is levied against all or any portion of the assets of Borrower or a judgment for the payment of money is rendered against Borrower and within 30 days from the entry of judgment has not been discharged or stayed pending appeal or, if any such judgment is affirmed on appeal, has not been discharged within 30 days from the entry of the final order of affirmance on appeal.

11.10 Cross-Default. A default or event of default shall occur in any Indebtedness of Borrower in excess of $50,000.

11.11 Failure of Perfection. The security interests granted by Borrower to Lender shall for any reason fail or cease to create a valid and perfected and, except to the extent otherwise permitted by this Agreement, first priority lien in favor of Lender.

Section 12. Remedies. If an Event of Default shall occur, then during the continuance thereof:

12.1 All Obligations, notwithstanding any term of this Agreement or the other Loan Documents to the contrary, shall at Lender’s option and without further notice become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower.

12.2 Lender shall have all rights, powers and remedies available under this Agreement and the other Loan Documents or accorded by law, including, without limitation, the right to resort to any or all security for the Obligations and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.

12.3 Lender may require Borrower to assemble Collateral at Borrower’s expense, and make it available to Lender at a place designated by Lender.

12.4 Lender may enter any premises where Collateral is located and, without charge by Borrower, store Collateral on such premises until sold (which sale may be conducted on such premises).

12.5 Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Lender shall be reasonable. Lender shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Lender may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations. All rights, powers and remedies of Lender in connection with the Obligations may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

Redback – Loan Agreement

Section 13. License. Borrower hereby irrevocably constitutes and appoints Lender, and any officer or agent of Lender, with full power of substitution, as Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Lender’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and the other Loan Documents, and, without limiting the generality of the foregoing, hereby gives such attorneys the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do the following: (a) to indorse and collect any cash proceeds of the Collateral, (b) to apply the proceeds of any Collateral received by Lender to the Obligations, and (c) to discharge past due taxes, assessments, charges, fees or liens on the Collateral. Borrower shall reimburse Lender on demand for any payment made or any expense incurred by Lender in connection therewith, provided that this authorization shall not relieve Borrower of any of its obligations under any of the Loan Documents.

Section 14. Miscellaneous.

14.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative, and not exclusive of any rights or remedies otherwise available.

14.2 Modification. No modification, amendment or waiver of any provision of this Agreement or the other Loan Documents, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall have been approved by Lender and shall be in writing signed by the Lender and, with respect to any amendment, the Borrower. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

14.3 USA PATRIOT Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, Lender may be required to obtain, verify and record information that identifies Borrower, including the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the USA PATRIOT Act.

14.4 Indemnification. Borrower shall indemnify Lender and all of its officers, employees, directors, attorneys, agents, affiliates, successors and assigns (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any Guarantor arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (b) any Loan or the use or proposed use of the proceeds

Redback – Loan Agreement

therefrom, (c) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its subsidiaries, or any environmental liability related in any way to Borrower or any of its subsidiaries, or (d) any actual or prospective claims, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Guarantor, and regardless of whether any Indemnitee is party thereto.

14.5 Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when delivered personally, by certified mail, return receipt requested, or by FedEx or other national overnight courier to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this section):

If to Borrower:	Redback Coil Tubing LLC
10701 NW 2nd Street
Yukon, OK 73099
Attn: Aaron Ackerman, Chief Financial Officer

If to Lender:	Stillwater National Bank and Trust Company
6301 Waterford Boulevard
Oklahoma City, OK 73118
Attn: Chris Mostek, Vice President of Energy Lending

With a copy to:	McAfee & Taft
211 North Robinson, 10th Floor
Oklahoma City, OK 73102
Attn: J. Barrett Ellis

14.6 Severability. In case any provision in this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.7 Construction. The rule of construction that a document is to be construed most strictly against the party who drafted the document shall not be applicable because all parties participated in the preparation of this Agreement and the other Loan Documents. “Includes” and “including” are not limiting. References to exhibits shall be to exhibits to this Agreement.

14.8 Applicable Law. The laws of the State of Oklahoma shall govern this Agreement and the other Loan Documents, and the legal relations between the parties without giving effect to any conflict of law provision (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the law of any other jurisdiction.

14.9 Assignability. Borrower may not assign its rights or obligations under this Agreement or the other Loan Documents to any other Person without the prior written consent of the other party, and any attempted assignment in violation hereof shall be null and void ab initio.

Redback – Loan Agreement

14.10 Participations. Lender is authorized to assign or sell all or any portion of the Loans and to sell participation interests in the Loans, and Borrower agrees that each holder of a participation interest or subsequent holder of the Loans will be entitled to rely on the terms of the Loan Documents. Borrower authorizes Lender to disclose all financial and other information about Borrower and the Guarantors in connection with the sale of the Loans or of participation interests in the Loans. Borrower ratifies any such actions taken prior to the date of this Agreement.

14.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.

14.12 Further Assurances. At any time or from time to time upon the request of Lender, Borrower will, and will take affirmative steps to cause third parties to, execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for the payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

14.13 Attorneys’ Fees. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement or the other Loan Documents, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

14.14 Usury. It is the intention of Borrower and Lender to comply with applicable usury laws. Therefore, notwithstanding any provisions to the contrary in this Agreement or in any other Loan Document, neither this Agreement nor any other Loan Document shall require the payment or permit the collection of interest in excess of the maximum amount permitted by law. If compliance with this Agreement or any other Loan Document would result in a violation of applicable usury law, the amount of the payment obligation imposed by this Agreement or any other Loan Document shall be reduced to the maximum amount permitted by law. If Lender receives any payment of interest, or receives any payment or transfer that is deemed to be interest by applicable law, in an amount that exceeds applicable law, the amount in excess of the limit imposed by law shall be applied to reduce the principal amount owing under this Agreement or the other Loan Document. If the amount received in excess of the limit imposed by law exceeds the unpaid principal balance due to Lender under this Agreement, the excess amount shall be refunded without interest to Borrower.

14.15 Integration. This Agreement and the other Loan Documents reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof, except in a writing executed by the parties hereto and referring specifically to this Agreement. From time to time prior to the payment in full of the Obligations, Borrower and Lender may conduct discussions and negotiations with respect to Loans and the Loan Documents. Borrower agrees that no part of such discussions or negotiations should be

Redback – Loan Agreement

understood as an offer to contract or to alter the terms of the Loans or the Loan Documents prior to the execution of a definitive written agreement. Prior to the execution of a definitive written agreement, Borrower shall not act in reliance on any statement of Lender or its officers. No single officer of Lender is authorized to approve any change to the terms of the Loans or the Loan Documents without prior approval in accordance with Lender’s policies and procedures.

14.16 Time. Time is of the essence of this Agreement and the Loans.

14.17 VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE DISTRICT COURT OF OKLAHOMA COUNTY, OKLAHOMA, OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY ACCEPTS THE JURISDICTION OF SUCH COURTS. THIS AGREEMENT SHALL NOT AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION ALLOWED BY LAW. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.18 WAIVER OF JURY TRIAL. BORROWER AND LENDER VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR THE LOANS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO MAKE THE LOANS.

Redback – Loan Agreement

EXECUTED as of the date first written above.

“BORROWER”

REDBACK COIL TUBING LLC

By:	/s/ Paul Jacobi
Name:	Paul Jacobi
Title:	Vice President

“LENDER”

STILLWATER NATIONAL BANK AND TRUST COMPANY

By:	/s/ Chris Mostek
Name:	Chris Mostek
Title:	Vice President

Redback – Loan Agreement

1

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

As of             , 20

This Borrowing Base Certificate is delivered pursuant to the Loan and Security Agreement, dated as of October 14, 2013 (the “Loan Agreement”), between Redback Coil Tubing, LLC, and the Stillwater National Bank and Trust Company.

Descriptions in this certificate are for convenience only and are qualified by reference to the Loan Agreement

BORROWING BASE

1.	Total Accounts Receivable		$

(a)	Less accounts excluded by Paragraph (b)
	(Accounts not subject to perfected, first priority lien of Lender)	$

(b)	Less Accounts excluded by Paragraph (g)
	(Accounts 90 days past invoice date)	$

(c)	Less Accounts excluded by Paragraph (h)
(Account Debtors with more than 10% past due Accounts)

(d)	Less Accounts excluded by paragraph G)
	(Concentration limit)	$

(e)	Less any other ineligible accounts	$

2.	Total Of Eligible Accounts		$
(Line 1 less lines (a) though (e))

3.	Borrowing Base

	Line 2 x 80%		$

4.	Commitment Amount			$3,000,000

5.	Total Availability

	(Lesser of Line 3 or 4)		$

6.	Loan Balance

	Revolving Loans Outstanding		$

7.	Net Availability

	(Line 5 minus Line 6)		$

Redback – Loan Agreement

1

The undersigned certifies that he or she has prepared this Borrowing Base Certificate pursuant to the Loan Agreement and that the information contained in this Certificate is true and correct.

REDBACK COIL TUBING, LLC

By:
Name:
Title:

Redback – Loan Agreement

2

EXHIBIT B

FORM OF REVOLVING NOTE

$3,000,000.00	October 14, 2013
Oklahoma City, Oklahoma

The undersigned, for value received promises to pay to the order of The Stillwater National Bank and Trust Company (“Lender”) at the principal office of the Lender in Oklahoma City, Oklahoma, or such other office as Lender may designate from time to time, the aggregate principal amount of $3,000,000.00, or so much thereof as may be outstanding from time to time.

The undersigned further promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until the Revolving Loan is paid in full, payable at the Applicable Rate in effect for each day.

“Applicable Rate” means, for each day, the interest rate (or, if greater, the minimum rate) set forth below for the ratio of Funded Debt to EBITDA as calculated in the most recent certificate delivered to Lender pursuant to Section 8.8(e) of the Loan Agreement. The “Prime Rate” is the rate published in the “Bonds, Rates & Yields” section of The Wall Street Journal on such day (or, if not published on such day, the first prior day on which such rate was published).

Funded Debt to EBITDA	Interest Rate	Minimum Rate
<3.00:1:00	Prime Rate	4.45%
≥3.00:1.00 and ≤4.00:1.00	Prime Rate plus 0.50%	4.95%
>4.00:1:00	Prime Rate plus 1.00%	5.45%

During the continuance of an Event of Default, interest hereunder shall be payable at the rate of 15% per annum. Payments of both principal and interest are to be made in lawful money of the United States of America.

Except as otherwise set forth in the Loan Agreement from time to time, commencing on November 14, 2013, and on the 14th of each month thereafter, the undersigned shall make payments of accrued and unpaid interest with respect to the outstanding principal balance of this Note. A final payment of all outstanding Obligations owing with respect to this Note shall be due and payable on October 9, 2014.

This Note may be prepaid at any time without penalty.

If the undersigned makes any payment hereunder more than 10 days past the due date for such payment, the undersigned shall pay a late fee in the amount equal to the lesser of (a) 10% of the amount of the unpaid Obligations or (b) $500.00; provided that the late fee shall not be less than $50.00. Payment of the late fee shall not cure the Event of Default resulting from any late payment of the Obligations.

Redback – Loan Agreement

1

This Note is the “Revolving Note” referred to in, and evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan and Security Agreement, dated as of October 14, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement;” terms not otherwise defined have the meanings assigned to them in the Loan Agreement), between the undersigned and Lender. Reference is made to the Loan Agreement for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of Oklahoma applicable to contracts made and to be performed entirely within such state.

The undersigned, any other party liable with respect to the Revolving Loans and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Lender’s rights under this Note, the Loan Agreement and the other Loan Documents, except as otherwise specifically provided for therein.

Redback – Loan Agreement

2

EXECUTED as of the date first written above.

REDBACK COIL TUBING LLC

By:
Name:
Title:

Redback – Loan Agreement

3

EXHIBIT C

FORM OF TERM NOTE

$8,000,000.00	October 14, 2013
Oklahoma City, Oklahoma

The undersigned, for value received promises to pay to the order of The Stillwater National Bank and Trust Company (“Lender”) at the principal office of the Lender in Oklahoma City, Oklahoma, or such other office as Lender may designate from time to time, the principal amount of $8,000,000.00, or so much thereof as may be outstanding from time to time.

The undersigned further promises to pay interest on the unpaid principal amount of the Term Loan from the date of the Term Loan until the Term Loan is paid in full, payable at the Applicable Rate in effect for each day.

“Applicable Rate” means, for each day, the interest rate (or, if greater, the minimum rate) set forth below for the ratio of Funded Debt to EBITDA as calculated in the most recent certificate delivered to Lender pursuant to Section 8.8(e) of the Loan Agreement. The “Prime Rate” is the rate published in the “Bonds, Rates & Yields” section of The Wall Street Journal on such day (or, if not published on such day, the first prior day on which such rate was published).

Funded Debt to EBITDA	Interest Rate	Minimum Rate
<3.00:1:00	Prime Rate	4.45%
≥3.00:1.00 and ≤4.00:1.00	Prime Rate plus 0.50%	4.95%
>4.00:1:00	Prime Rate plus 1.00%	5.45%

During the continuance of an Event of Default, interest hereunder shall be payable at the rate of 15% per annum. Payments of both principal and interest are to be made in lawful money of the United States of America.

Except as may otherwise be set forth in the Loan Agreement from time to time, commencing on November 14, 2013, and on the 14th day of each month thereafter, through and including June 14, 2014, the undersigned shall make monthly payments of all accrued and unpaid interest the outstanding principal balance of this Note. Commencing on July 14, 2014 (the “Amortization Start Date”), and on the 14th day of each month thereafter, the undersigned shall make monthly payments of principal and interest (the “Amortizing Payments”) owing with respect to this Note. Amortizing Payments shall be in a fixed amount for each year, commencing on the Amortization Start Date and on each anniversary thereof (each a “Payment Reset Date”), based on a 40-month amortization (commencing on the Amortization Start Date) of the projected principal balance of this Note on the Payment Reset Date at the Applicable Rate, in each case, as determined on the date that is 45 days prior to the Payment Reset Date (or, if such date is not a Business Day, the next succeeding Business Day). Amortizing Payments shall be applied first to accrued and unpaid interest, and then to outstanding principal. A final payment of all outstanding Obligations owing with respect to this Note shall be due and payable on the October 14, 2017.

Redback – Loan Agreement

1

This Note may be prepaid at any time without penalty.

If the undersigned makes any payment hereunder more than 10 days past the due date for such payment, the undersigned shall pay a late fee in the amount equal to the lesser of (a) 10% of the amount of the unpaid Obligations or (b) $500.00; provided that the late fee shall not be less than $50.00. Payment of the late fee shall not cure the Event of Default resulting from any late payment of the Obligations.

This Note is the “Term Note” referred to in, and evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan and Security Agreement, dated as of October 14, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement;” terms not otherwise defined have the meanings assigned to them in the Loan Agreement), between the undersigned and Lender. Reference is made to the Loan Agreement for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of Oklahoma applicable to contracts made and to be performed entirely within such state.

The undersigned, any other party liable with respect to the Revolving Loans and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Lender’s rights under this Note, the Loan Agreement and the other Loan Documents, except as otherwise specifically provided for therein.

Redback – Loan Agreement

2

EXECUTED as of the date first written above.

REDBACK COIL TUBING LLC

By:
Name:
Title:

Redback – Loan Agreement

3

EXHIBIT D

REQUEST FOR REVOLVING LOAN ADVANCE

This request is made pursuant to the Loan and Security Agreement, dated as of October 14, 2013 (the “Loan Agreement”), between Redback Coil Tubing LLC, a Delaware limited liability company, as borrower, and the Stillwater National Bank and Trust Company, as lender. Capitalized terms used in this Request for Revolving Loan Advance have the meanings given to such terms in the Loan Agreement.

The undersigned, being the duly elected officer of Borrower, hereby requests that Lender make a Revolving Loan to Borrower in the principal amount of $        . The date on which such Revolving Loan is requested to be made is             , 20    .

In connection with the requested Revolving Loan, the undersigned certifies as follows:

1. After giving effect to the Revolving Loan requested above, the aggregate outstanding amount of all Revolving Loans will not exceed the Availability.

2. The representations and warranties of Borrower set forth in the Loan Agreement are true and correct as of the date of this Request for Advance, except to the extent specifically relating to an earlier date, in which case such representations and warranties were true and correct as of such date.

Dated             , 20

REDBACK COIL TUBING LLC

By:
Name:
Title:

Redback – Loan Agreement

EXHIBIT E

REQUEST FOR TERM LOAN ADVANCE

This request is made pursuant to the Loan and Security Agreement, dated as of October 14, 2013 (the “Loan Agreement”), between Redback Coil Tubing LLC, a Delaware limited liability company, as borrower, and the Stillwater National Bank and Trust Company, as lender. Capitalized terms used in this Request for Term Loan Advance have the meanings given to such terms in the Loan Agreement.

The undersigned, being the duly elected officer of Borrower, hereby requests that Lender make an advance of the Term Loan to Borrower in the principal amount of $        . The date on which such advance is requested to be made is             , 20    .

In connection with the requested Revolving Loan, the undersigned certifies as follows:

1. Attached herewith are true and correct copies of invoices to be paid with the proceeds of the advance requested hereby.

2. The representations and warranties of Borrower set forth in the Loan Agreement are true and correct as of the date of this Request for Term Loan Advance, except to the extent specifically relating to an earlier date, in which case such representations and warranties were true and correct as of such date.

Dated             , 20

REDBACK COIL TUBING LLC

By:
Name:
Title:

[ATTACH INVOICES]

Redback – Loan Agreement

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

(Attached.)

Redback – Loan Agreement

Schedule 7.12

Locations of Collateral

10701 NW 2nd St.

Yukon, OK 73099

100 Stout Drive

Elk City, OK

Redback – Loan Agreement